Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-13387, 333-13359, 333-13357, 33-80988, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-80992, 33-94790, 333-133830, 333-115123, and 333-128427) of our reports dated March 8, 2006, August 16, 2006 as to the effects of the restatement discussed in Note 2 and subsequent events discussed in Note 18 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), relating to the consolidated financial statements and financial statement schedule of PMC-Sierra, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of PMC-Sierra, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants

Vancouver, Canada

August 16, 2006